Exhibit 24.1

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of ARTHUR J. GALLAGHER & CO., a Delaware corporation (the “Company”), does hereby constitute and appoint, WALTER D. BAY AND DOUGLAS K. HOWELL, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to file a shelf registration statement on Form S-4 (the “Shelf Registration Statement”) with the Securities and Exchange Commission, and to file one or more amendments to the Shelf Registration Statement, for the purpose of registering up to 10,000,000 shares of its common Stock pursuant to the Securities Act of 1933, as amended, and issuing such shares of Common Stock in one or more future transactions, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Company or as a director or officer, or both, of the Company, as indicated below opposite his or her signature, to the Shelf Registration Statement or any amendment or papers supplemental thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.